UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

SVF INVESTMENT CORP. 2

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40174	98-1574476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Circle Star Way San Carlos, California United States	94070
(Address of principal executive offices)	(Zip Code)

(415) 539-3099

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value	SVFB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2021, the Board of Directors (the “Board”) of SVF Investment Corp. 2 (the “Company”) appointed Robin Josephs as a director of the Company. The Board determined that Ms. Josephs qualified as an independent director under rules of the Nasdaq Capital Market. Ms. Josephs was also appointed to serve as a member of the Company’s audit committee, compensation committee and nominating committee.

There are no transactions involving the Company and Ms. Josephs that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Josephs is a seasoned executive focused on advising transformational companies. Ms. Josephs began her career at Goldman Sachs in the investment banking division and then served as a managing director of Starwood Capital Group, an alternative asset manager with $60 billion in AUM. Ms. Josephs currently serves as the lead director of iStar and is on the boards of directors of Safehold, QuinStreet, and MFA Financial. Ms. Josephs is also a trustee of the University of Chicago Cancer Research Foundation whose mission is to provide seed funding to scientists exploring early stage cancer treatments. Ms. Josephs holds a B.S.E. from the Wharton School of the University of Pennsylvania and an M.B.A. from Columbia University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2021

SVF INVESTMENT CORP. 2

By:	/s/ Munish Varma
Name:	Munish Varma
Title:	Chairman and Chief Executive Officer